Exhibit 4.21

DENALI CONCRETE MANAGEMENT, INC.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 21, 2011 by and between Denali Concrete Management, Inc., a Nevada corporation (the “Company”) and Can-Fite Biopharma Ltd. (“Can-Fite”).

BACKGROUND

A.           Can-Fite currently holds an aggregate of 1,000 shares of common stock, par value NIS 0.01 per share (the “Eye-Fite Common Stock”), of Eye-Fite Ltd. (“Eye-Fite”). Can-Fite is the sole holder of all issued and outstanding shares of the Eye-Fite Common Stock.

B.           In accordance with the terms of that certain agreement entered into between the Company and Can-Fite on November 21, 2011, (the “Master Agreement”) Can-Fite desires to surrender all 1,000 shares of Eye-Fite Common Stock that it holds in consideration for a total of 36,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), and the Company desires to issue and sell the Shares to Can-Fite in consideration for the surrender hereunder of the Eye-Fite Common Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Sale and Issuance of Shares.

 1.1   Sale and Issuance of the Shares; Closing. Subject to the terms and conditions of this Agreement, Can-Fite agrees to purchase the Shares at the Closing (as defined below), and the Company agrees to sell and issue the Shares to Can-Fite at the Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and Can-Fite mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

 1.2   Delivery; Payment. The stock certificates representing the Shares shall be issued in two certificates, one representing 31,000,000 of the Shares and the other for 5,000,000 of the Shares. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Can-Fite the first certificate representing 31,000,000 of the Shares against payment of the aggregate purchase price by surrender of a stock certificate representing the Eye-Fite Common Stock. The second certificate representing 5,000,000 of the Shares shall be delivered to Can-Fite by overnight delivery service for delivery the day following Closing. At Closing Denali shall deliver a copy of the certificate issued by the transfer agent representing the 5,000,000 Shares and tracking information for the overnight delivery of the physical certificate. Such stock certificate surrendered by Can-Fite shall be accompanied by a stock power duly executed in favor of the Company and in a form reasonably acceptable to the Company, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. The Shares issued to Can-Fite shall have all the rights and privileges attached to the shares of the Company’s common stock as set forth in the Company’s Articles of Incorporation, as in effect on the date hereof and as may be amended from time to time.

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2.         Representations and Warranties of the Company. The Company hereby represents and warrants to Can-Fite that, as of the date hereof:

 2.1   Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

 2.2   Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, including the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

 2.3   Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

3.        Representations, Warranties and Covenants of Can-Fite. Can-Fite hereby represents and warrants to the Company that, as of the date hereof:

3.1   Authorization. Can-Fite has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Can-Fite, will constitute a valid and legally binding obligation of Can-Fite, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2   Purchase Entirely for Own Account. This Agreement is made with Can-Fite in reliance upon Can-Fite’s representation to the Company, which by Can-Fite’s execution of this Agreement, Can-Fite hereby confirms that the Shares to be acquired by Can-Fite will be acquired for investment for Can-Fite’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Can-Fite has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Can-Fite further represents that Can-Fite does not presently have any contract, undertaking, agreement or arrangement with any Person (defined below) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. For the purposes of this Agreement “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

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3.3   Restricted Securities. Can-Fite understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Can-Fite’s representations as expressed herein. Can-Fite understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Can-Fite must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Can-Fite acknowledges that the Company has no obligation to register or qualify the Shares for resale. Can-Fite further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Can-Fite’s control, and which the Company is under no obligation and may not be able to satisfy. Can-Fite represents and warrants that it is an “accredited investor” as defined in Rule 50l(a) of Regulation D promulgated under the Securities Act.

3.4    Legends.   Can-Fite understands that the Shares may bear one or all of the following legends:

(a)         “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)         Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

3.5   Accredited Investor and Financial Sophistication. At the time Can-Fite was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501 (a) under the Securities Act. Can-Fite, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Can-Fite is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.6   Foreign Laws.  Can-Fite hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Can-Fite’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Can-Fite’s jurisdiction.

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3.7    Title to Eye-Fite Common Stock. Can-Fite has good and valid title to the Eye-Fite Common Stock being surrendered pursuant to this Agreement in consideration for the Shares and will deliver the Eye-Fite Common Stock to the Company free and clear of any security interests, liens, claims or encumbrances. Can-Fite further represents to the Company that it has full legal right, power and capacity to tender for cancellation the Eye-Fite Common Stock as set forth herein.

3.8    Residence and Domicile. The office of Can-Fite in which its principal place of business is identified in the address of Can-Fite set forth on the signature page hereto.

4.        Conditions to Closing.

4.1     Conditions to the Company’s Obligation to Close. The obligations of the Company to consummate the Closing shall be subject to the following:

(a)       Can-Fite’s delivery and surrender to the Company of a stock certificate representing the Eye-Fite Common Stock.

(b)      A stock power duly executed in favor of the Company and in a form reasonably acceptable to the Company, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

(c)       A true and correct copy of a resolution of the Board of Directors of Eye-Fite approving the transfer of the Eye-Fite Common Stock to the Company against issuance of the Shares to Can-Fite.

(d)       Any and all approvals and/or waivers and/or consents and/or permits or the like required for the consummation of this Agreement executed by Can-Fite or any other party.

4.2    Conditions to Can-Fite’s Obligation to Close. The obligations of the Company to consummate the Closing shall be subject to the following:

(a)       Can-Fite shall have received a pre-ruling from the Israeli Tax Authority in relation to the tax treatment of Can-Fite’s surrender of the Eye-Fite Common Stock in return for the receipt of the Shares in accordance with Sections 104B(f) and 103 of the Income Tax Ordinance, 1961 (the “Ordinance”) (and not the personal tax status of each Shareholder as a result thereof).

(b)       The Company’s delivery to Can-Fite of certificates representing the Shares, registered in the name of Can-Fite Biopharma Ltd., to be held by ____________, as trustee for and on behalf of Can-Fite (the “Trustee”). The Trustee shall hold the Shares on behalf of Can-Fite for not less than 24 months from the end of the calendar year in which the issuance of the Shares to Can-Fite was concluded and for the purpose of fulfilling the requirements of Sections 104 and 103 of the Ordinance.

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(c)         A true and correct copy of a resolution of the Board of Directors of the Company issuing the Shares to Can-Fite.

5.         Miscellaneous.

5.1    Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and Can-Fite contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

5.2   Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3   Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Israel, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Israel as to the rights and duties of the parties. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts in Tel-Aviv, Israel in respect of any dispute or matter arising out of or connected with this Agreement.

5.4   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5   Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when hand delivered to the other party; (b) the next business day when sent by facsimile; or (c) the next business day after deposit with an international express delivery service (e.g., DHL or Federal Express). All communications shall be sent to the address or facsimile of a party appearing in its signature block hereto or at such address or facsimile as such party may designate.

5.6   Further Assurances. Can-Fite and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

5.7   Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Can-Fite.

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5.8   Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law, or otherwise afforded to any of the parties, shall be cumulative and not alternative.

5.9   Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

5.10  Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

DENALI CONCRETE MANAGEMENT, INC.

By:	/s/ Mathew G. Rule
Its:
Title:	PRESIDENT

Address:	123 W. NYE LANE, STE 129
CARSON CITY NEV 89706

CAN-FITE BIOPHARMA LTD.

By:	/s/ Pnina Fishman /s/ Motti Farbstein
Its:	Pnina Fishman Motti Farbstein
Title:	CEO

Address:	10 Bareket st.
Petach-Tikva, Israel